Exhibit 99.1

Dex One Corporation Reports First Quarter 2010 Results

  Adjusted Net Revenue of $469 Million
  Adjusted EBITDA of $231 Million
  Adjusted Free Cash Flow of $181 Million
  Affirms 2010 Guidance

CARY, N.C.--(BUSINESS WIRE)--May 6, 2010--Dex One Corporation (NYSE:DEXO), a leading provider of marketing solutions for local businesses, today reported first quarter 2010 combined adjusted net revenue(1,2) of $469 million, representing a 22 percent decline from first quarter 2009 net revenue. Combined adjusted EBITDA(1,2,3) in the quarter was $231 million, down 28 percent from adjusted EBITDA in the prior year. Combined adjusted free cash flow(1,2,3) in the first quarter of 2010 was $181 million up from adjusted free cash flow of $66 million in the first quarter of 2009, primarily due to capital structure changes. Advertising sales in the quarter were $456 million, down 19 percent from advertising sales a year ago.

The adoption of fresh start accounting had a significant impact on the reported results of operations of the Company commencing on February 1, 2010. As a result, GAAP figures in this period only include results from the last two months of the quarter. These reported results are not indicative of our underlying operating and financial performance and are not comparable to any prior period presentation. GAAP net revenue, operating loss and cash flow from operations in this two-month period were $53 million, $95 million and $105 million, respectively. More information can be found in the accompanying schedules and schedule footnotes.

During the full quarter, Dex One repaid $664 million of debt. As of March 31, 2010, adjusted net debt was $3,084 million, which excludes $115 million of fresh start accounting fair value discount. The Company also had a cash balance of $148 million.

“First quarter ad sales declined 19 percent largely reflecting selling activity during the third and fourth quarters of 2009. Recent sales campaigns are generating sequential improvements in ad sales trends, which we expect to continue throughout the remainder of 2010,” said David C. Swanson, Chairman and CEO of Dex One Corporation. “Another important sign that things are beginning to improve is the significant drop in bad debt during the quarter, extending a trend that began late last summer. Not only does this benefit cash flow, but it also means more of our existing customers will be available for renewal in upcoming sales campaigns.”

Swanson continued, “We also made progress on our strategic vision to help simplify the complex task of local search marketing for businesses. On the interactive front, we added Citysearch to our growing distribution network of high quality partners, a strategy designed to ensure our clients get exposed to active shoppers regardless of where they begin their search. We also added thousands of digitized client coupons, launched our DexKnows weddings vertical site and continued to attract more consumers to our DexKnows mobile local search platform.”

2010 Guidance

Dex One is affirming full year 2010 guidance originally provided on March 4, 2010:

  Year over year decline in advertising sales of between 12 percent and 15 percent.
  Combined adjusted net revenue(1,2) of approximately $1.8 billion and net revenue of approximately $0.9 billion.
  Combined adjusted EBITDA(1,2,3) of approximately $750 million and operating loss of approximately $100 million.
  Combined adjusted free cash flow(1,2,3) of approximately $450 million and cash flow from operations of approximately $400 million.

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes of this press release, which should be thoroughly reviewed. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

Dex One is presently in the process of finalizing its income tax accounts for the period ended March 31, 2010, particularly relating to fresh start accounting. Because this analysis is not yet complete, the financial results provided in this release, schedules and schedule footnotes exclude tax related items and items affected by income taxes.

First Quarter Conference Call

Dex One Corporation will be hosting a conference call to discuss its first quarter 2010 results today at 8:30 a.m. (ET). Individuals within the United States can access the call by dialing 800-857-0258 – others should dial 773-756-0883. The pass code for the call is “Dex One”. In order to ensure a prompt start time, please dial into the call by 8:20 a.m. (ET). In addition, a live Web cast will be available at www.DexOne.com and an archived version will be accessible for up to one year. A replay of the conference call can also be accessed from within the United States by dialing 866-415-8411 and internationally by dialing 203-369-0704. There is no pass code for the replay, which will be available through May 20, 2010.

About Dex One Corporation

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions company that helps local businesses reach, win and keep ready-to-buy customers. The company’s highly-skilled, locally based marketing consultants offer a wide range of marketing products and services that help businesses get found more than 1.5 billion times each year by actively shopping consumers. Dex One offers local businesses personalized marketing consulting services and exposure across a broad network of local marketing products – including its “official” print, online and mobile yellow pages and search solutions (www.dexknows.com and www.business.com), as well as major search engines. For more information visit www.DexOne.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Dex One Corporation’s future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: changes in directory advertising spend and consumer usage; competition and other economic conditions; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing LIBOR rates; regulatory and judicial rulings; changes in the Company’s and the Company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; the continued enforceability of the commercial agreements with Qwest, CenturyLink and AT&T our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s 2010 Quarterly Report on Form 10-Q for the period ended March 31, 2010 to be filed with the SEC may contain updates to the information included in this release.

(See attached tables)

1 Please see the schedules and related footnotes for a reconciliation of non-GAAP figures to the most comparable GAAP numbers.

2 Excludes the impact of Fresh Start accounting, which was required upon our emergence from bankruptcy.

3 Combined adjusted EBITDA is before the reorganization, stock-based compensation and long-term incentive program expenses. Combined adjusted free cash flow is before reorganization payments. Prior periods include additional adjustments to adjusted results.

Schedule 1
DEX ONE CORPORATION
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Income (Loss) Before Income Taxes for the two months ended March 31, 2010 (Successor Company), the one month ended January 31, 2010 and the three months ended March 31, 2009 (Predecessor Company)

Schedule 3:	Unaudited Combined Adjusted Statement of Operating Income for the three months ended March 31, 2010 and Unaudited Condensed Consolidated Statement of Operating Income for the three months ended March 31, 2009 (Predecessor Company)

Schedule 4:	Unaudited Selected Balance Sheet Data at March 31, 2010 and Audited Selected Balance Sheet Data at December 31, 2009
Unaudited Selected Balance Sheet Data at December 31, 2008 and 2007

Schedule 5:	Unaudited Condensed Consolidated Statements of Cash Flows for the two months ended March 31, 2010 (Successor Company), the one month ended January 31, 2010 and the three months ended March 31, 2009 (Predecessor Company)

Schedule 6:	Reconciliation of Non-GAAP Measures

Schedule 7:	Statistical Measure - Advertising Sales

Schedule 8:	Notes to Unaudited Condensed Consolidated Financial Data
and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) BEFORE INCOME TAXES			Schedule 2

Amounts in millions

	Successor Company	Predecessor Company
	Two Months Ended	One Month Ended	Three Months Ended
	March 31, 2010	January 31, 2010	March 31, 2009
Net revenue (1)	$53.1	$160.4	$602.0
Expenses	109.1	76.1	295.6
Depreciation and amortization	39.4	20.2	142.8
Operating income (loss)	(95.4)	64.1	163.6
Interest expense, net	(48.9)	(19.7)	(198.8)
Income (loss) before reorganization items, net and income taxes	(144.3)	44.4	(35.2)
Reorganization items, net (2)	-	7,822.3	-
Income (loss) before income taxes	$(144.3)	$7,866.7	$(35.2)

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED COMBINED ADJUSTED STATEMENT OF OPERATING INCOME AND
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME					Schedule 3

Amounts in millions

	Successor Company	Predecessor Company		Combined Adjusted	Predecessor Company
	Two Months Ended	One Month Ended	Fresh Start	Three Months Ended	Three Months Ended
	March 31, 2010	January 31, 2010	Adjustments (3)	March 31, 2010 (3)	March 31, 2009
Net revenue (1)	$ 53.1	$ 160.4	$ 255.1	$ 468.6	$ 602.0
Expenses	109.1	76.1	55.0	240.2	295.6
Depreciation and amortization	39.4	20.2	-	59.6	142.8
Operating income (loss)	$ (95.4)	$ 64.1	$ 200.1	$ 168.8	$ 163.6

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION		Schedule 4
UNAUDITED SELECTED BALANCE SHEET DATA AT MARCH 31, 2010 AND
AUDITED SELECTED BALANCE SHEET DATA AT DECEMBER 31, 2009

Amounts in millions
	Successor Company	Predecessor Company
	March 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$147.5	$665.9
Accounts receivable, net	753.3	825.8
Deferred directory costs	68.0	138.1
Fixed assets and computer software, net	202.0	157.3
Intangible assets, net	2,527.0	2,158.2

Current Liabilities Not Subject to Compromise
Deferred directory revenue	284.4	848.8
Current portion of long-term debt (2)	228.9	993.5

Long-Term Liabilities Not Subject to Compromise
Long-term debt (2)	2,888.1	2,561.2

Liabilities subject to compromise (2)	-	6,352.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS			Schedule 5

Amounts in millions
	Successor Company	Predecessor Company
	Two Months Ended	One Month Ended	Three Months Ended
	March 31, 2010	January 31, 2010	March 31, 2009
Net cash provided by operating activities	$ 105.3	$ 71.7	$ 56.1

Investing activities:
Additions to fixed assets and computer software	(6.4)	(1.8)	(3.9)
Net cash used in investing activities	(6.4)	(1.8)	(3.9)

Financing activities:
Credit facilities repayments	(153.2)	(511.3)	(22.0)
Revolver borrowings	-	-	361.0
Debt issuance and other financing costs	(0.9)	(22.1)	-
Increase (decrease) in checks not yet presented for payment	3.3	(3.0)	10.9

Net cash provided by (used in) financing activities	(150.8)	(536.4)	349.9

Increase (decrease) in cash and cash equivalents	(51.9)	(466.5)	402.1
Cash and cash equivalents, beginning of period	199.4	665.9	131.2
Cash and cash equivalents, end of period	$ 147.5	$ 199.4	$ 533.3

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES		Schedule 6a
(unaudited)

Amounts in millions

	Successor Company
	Two Months Ended
Reconciliation of operating income (loss) - GAAP to EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA (4)	March 31, 2010

Successor Company

Operating loss - GAAP	$ (95.4)
Plus depreciation and amortization	39.4
EBITDA	$ (56.0)

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the two months ended March 31, 2010
absent our adoption of fresh start accounting required under GAAP. (3)	255.1

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010. (3)	1.8

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the two months ended March 31, 2010 absent our adoption of fresh start accounting required under GAAP. (3)

	(56.8)

Plus: Stock-based compensation expense and long-term incentive program	1.5

Adjusted EBITDA - Successor Company	$ 145.6

	Predecessor Company
	One Month Ended	Three Months Ended
Predecessor Company	January 31, 2010	March 31, 2009

Operating income - GAAP	$ 64.1	$ 163.6
Plus depreciation and amortization	20.2	142.8
EBITDA	$ 84.3	$ 306.4

Stock-based compensation expense and long-term incentive program	1.1	4.0
Restricted stock unit expense related to the Business.com acquisition (three months ended March 31, 2009 only)	-	0.2
Restructuring costs (three months ended March 31, 2009 only)	-	9.1

Adjusted EBITDA - Predecessor Company	$ 85.4	$ 319.7

	Three Months Ended
Combined Adjusted EBITDA	March 31, 2010

Adjusted EBITDA - Successor Company	$ 145.6
Adjusted EBITDA - Predecessor Company	85.4
Combined adjusted EBITDA	$ 231.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)		Schedule 6b
(unaudited)

Amounts in millions

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow and	Successor Company
combined adjusted free cash flow	Two Months Ended
	March 31, 2010
Successor Company

Cash flow from operations - GAAP	$ 105.3
Add: Cash reorganization payments	8.8
Adjusted cash flow from operations	114.1
Less: Additions to fixed assets and computer software - GAAP	6.4
Adjusted free cash flow - Successor Company	$ 107.7

	Predecessor Company
Predecessor Company	One Month Ended	Three Months Ended
	January 31, 2010	March 31, 2009
Cash flow from operations - GAAP	$ 71.7	$ 56.1
Add: Cash reorganization payments	3.5	-
Add: Cash restructuring payments (three months ended March 31, 2009 only)	-	13.9
Add: Cash restricted stock unit payments related to the Business.com acquisition (three months ended March 31, 2009 only)	-	0.2
Adjusted cash flow from operations	75.2	70.2
Less: Additions to fixed assets and computer software - GAAP	1.8	3.9
Adjusted free cash flow - Predecessor Company	$ 73.4	$ 66.3

Combined Adjusted Free Cash Flow	Three Months Ended
	March 31, 2010
Adjusted free cash flow - Successor Company	$ 107.7
Adjusted free cash flow - Predecessor Company	73.4
Combined adjusted free cash flow	$ 181.1

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (5) (6)	Successor Company	Predecessor Company
	March 31, 2010	December 31, 2009
Debt - GAAP	$ 3,117.0	$ 3,554.7
Less: Cash and cash equivalents	(147.5)	(665.9)
Net debt	2,969.5	2,888.8
Fair value discount	114.7	-
Net debt - eliminating fair value discount	$ 3,084.2	$ 2,888.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION	Schedule 6c
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in billions
Full Year 2010
Outlook

Reconciliation of combined adjusted net revenue outlook to net revenue - GAAP outlook

Combined adjusted net revenue outlook	$ 1.8
Less: Fresh start accounting revenue adjustments	(0.9)
Net revenue - GAAP outlook	$ 0.9

Full Year 2010
Outlook
Reconciliation of combined adjusted EBITDA outlook to operating income - GAAP outlook

Combined adjusted EBITDA outlook	$ 0.75
Less: combined depreciation and amortization	(0.16)
Combined adjusted operating income outlook	0.59

Less: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the period absent our adoption of fresh start accounting required under GAAP.
(0.79)

Plus: Certain deferred expenses from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the period absent our adoption of fresh start accounting required under GAAP, net of deferred cost uplift on unpublished sales contracts as of February 1, 2010.

0.17

Less: Stock-based compensation expense and long-term incentive program	(0.01)
Less: Predecessor Company operating income impact for the month of January 2010	(0.06)
Operating income (loss) - GAAP outlook	$ (0.10)

Full Year 2010
Outlook
Reconciliation of combined adjusted free cash flow outlook to free cash flow outlook and cash flow from operations outlook - GAAP

Combined adjusted free cash flow outlook	$ 0.45
Less: Predecessor Company free cash flow for the month of January 2010	(0.07)
Less: Cash reorganization payments	(0.03)
Free cash flow outlook	0.35
Plus: Additions to fixed assets and computer software	0.05
Cash flow from operations outlook - GAAP	$ 0.40

DEX ONE CORPORATION				Schedule 7
STATISTICAL MEASURE
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages
	Combined Three Months	Three Months Ended
	Ended March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

2010 Advertising sales (7)	$455.7

2009 Advertising sales disclosed in 2009 Form 10-K and Forms 10-Q	598.1	$487.8	$419.9	$522.8

2008 Advertising sales disclosed in 2008 Form 10-K and Forms 10-Q	-	618.4	503.6	678.3

Adjustments primarily related to changes in publication dates	(36.2)	6.3	25.0	(2.5)

2009 Pro forma advertising sales	$561.9

2008 Pro forma advertising sales		$624.7	$528.6	$675.8

Pro forma advertising sales percentage change over prior year periods	(18.9%)	(21.9%)	(20.6%)	(22.6%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

Schedule 8
DEX ONE CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA
AND NON-GAAP MEASURES

(1) Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories that we publish. Revenue from the sale of such advertising is deferred when a directory is published, net of estimated sales claims, and recognized ratably over the life of a directory, which is typically 12 months. Advertising revenues also include revenues for Internet-based advertising products, including our proprietary local search site, DexKnows.com and DexNet. Revenues with respect to our Internet-based advertising products that are sold with print advertising are initially deferred until the service is delivered or fulfilled and recognized ratably over the life of the contract. Revenues with respect to Internet-based services that are not sold with print advertising are recognized as delivered or fulfilled.

(2) Reorganization items directly associated with the process of reorganizing the business under Chapter 11 of the Bankruptcy Code have been recorded on a separate line item on the unaudited condensed consolidated statements of income (loss) before income taxes. The Predecessor Company has recorded $7.8 billion of reorganization items during the one month ended January 31, 2010 associated with the gain on reorganization/settlement of liabilities subject to compromise and the impact of fresh start accounting adjustments. Additionally, liabilities are segregated between liabilities not subject to compromise and liabilities subject to compromise on the audited selected balance sheet data at December 31, 2009. The Predecessor Company's senior notes, senior discount notes and senior subordinated notes have been classified as liabilities subject to compromise at December 31, 2009 and the Predecessor Company's credit facilities have been excluded from liabilities subject to compromise at December 31, 2009.

(3) The Company adopted fresh start accounting and reporting effective February 1, 2010, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date will report the results of Dex One with no beginning retained earnings or accumulated deficit. Any presentation of Dex One represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in our capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting.

As a result of the deferral and amortization method of revenue recognition, recognized advertising revenues reflect the amortization of advertising sales consummated in prior periods as well as in the current period. The adoption of fresh start accounting has a significant impact on the financial position and results of operations of the Company subsequent to the Fresh Start Reporting Date. Fresh start accounting precludes us from recognizing deferred revenue of $255.1 million and certain deferred expenses of $56.8 million during the two months ended March 31, 2010 associated with directories that published prior to the Fresh Start Reporting Date. Thus, our reported results for the two months ended March 31, 2010 are not indicative of our underlying operating and financial performance and are not comparable to any prior period presentation. The adoption of fresh start accounting did not have any impact on cash flows from operations.

Accordingly, management has provided a non-GAAP presentation of “Combined Adjusted" results on Schedule 3, which (1) combines GAAP results of the Successor Company for the two months ended March 31, 2010 and GAAP results of the Predecessor Company for the one month ended January 31, 2010 and (2) adjusts these combined amounts to (i) eliminate the fresh start accounting impact on revenue and certain expenses noted above and (ii) exclude the impact of cost-uplift recorded under fresh start accounting of $1.8 million during the two months ended March 31, 2010. Deferred directory costs, such as print, paper, distribution and commissions, relate to directories that have not yet been published and have been recorded at fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directory, plus (c) a normal profit margin. This incremental fresh start accounting adjustment to step up the recorded value of the deferred directory costs to fair value is hereby referred to as "cost-uplift," which will be amortized over the terms of the applicable directories, not to exceed twelve months.

Management believes that the non-GAAP presentation of Combined Adjusted results will help financial statement users better understand the material impact fresh start accounting has on the Company’s results of operations for the two months ended March 31, 2010 and also offers a non-GAAP normalized comparison to GAAP results of the Predecessor Company for the three months ended March 31, 2009. The non-GAAP Combined Adjusted results are reconciled to the most comparable GAAP measures. While the non-GAAP Combined Adjusted results exclude the effects of fresh start accounting and certain other items, it must be noted that the non-GAAP Combined Adjusted results are not comparable to the Predecessor Company’s GAAP results for the three months ended March 31, 2009 and should not be treated as such.

DEX ONE CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA
AND NON-GAAP MEASURES (CONTINUED)

(4) EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income (loss) prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA of the Successor Company for the two months ended March 31, 2010 is determined by adjusting EBITDA to (i) eliminate the fresh start accounting impact on revenue and certain expenses noted above (ii) exclude the impact of cost-uplift recorded under fresh start accounting and for (iii) stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting EBITDA for stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Predecessor Company for the three months ended March 31, 2009 is determined by adjusting EBITDA for items such as (i) stock-based compensation expense and long-term incentive program, (ii) restricted stock unit expense related to the Business.com Acquisition and (iii) restructuring costs. Combined adjusted EBITDA combines the adjusted EBITDA of the Successor Company for the two months ended March 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

(5) In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our amended and restated credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $114.7 million at March 31, 2010.

(6) Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 5 and represents principal amounts due at maturity. Net debt as of December 31, 2009 excludes $6.1 billion of long-term debt classified as liabilities subject to compromise on the audited selected balance sheet data.

(7) Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method. Combined advertising sales for the three months ended March 31, 2010 combines advertising sales of the Successor Company for the two months ended March 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

CONTACT:
Dex One Corporation
Investors – Jamie Andelman, 800-497-6329 or
Media – Tyler Gronbach, 919-297-1541